EXHIBIT 99.1

Zomedica expands relationship with Structured Medical Products and begins commercializing VetGuardian wireless monitors

ANN ARBOR, MI / ACCESSWIRE / January 17, 2023 / Zomedica Corp. (NYSE American: ZOM) (“Zomedica” or the “Company”), a veterinary health company offering diagnostic and therapeutic products for companion animals, today announced that in cooperation with Structured Monitoring Products, Inc. (SMP), it will begin commercializing the VetGuardian™ revolutionary zero-touch vital signs remote monitor for veterinary professionals.

The VetGuardian system continuously monitors pets’ vital signs, including temperature, pulse, and respiration, contact-free. With its patented doppler technology, the VetGuardian monitor can capture vital signs in real time without harnesses or wired leads on the pet, thus allowing pet patients to rest comfortably during recovery. Veterinarians receive real-time notifications should the vital signs fall outside their customizable range, and they can remotely observe patient data from anywhere via a smart device.

“Veterinarians today are frequently overworked and understaffed,” says Vik Ramprakash, Founder and CEO of Structured Monitoring Products. “VetGuardian will improve patient care, reduce patient stress, and improve veterinary staff safety by avoiding unnecessary contact while constantly monitoring patients 24/7.”

“We are excited to expand our existing relationship with SMP to being commercialization of the VeetGuardian monitoring system, as it provides for improved quality of care for pets as well as relief for staffing challenges faced by veterinarians, along with a new revenue stream for the practices. It is widely applicable to veterinary professionals for use in pre and post surgical monitoring as well as ICU and overnight monitoring, so we believe that essentially all vet clinics could benefit from the VetGuardian system, including the utilization of multiple devices per clinic.” commented Larry Heaton, Zomedica Chief Executive Officer. “As the planned next step in our original investment agreement with SMP, this commercialization agreement enables our sales teams to begin introducing the VetGuardian monitor to veterinarians, beginning with our current TRUFORMA®, PulseVet®, and Assisi® customers.”

About Structured Monitoring Products

Based in Elyria, Ohio, Structured Monitoring Products (SMP) is committed to commercialize innovative remote sensing technology solutions to improve the quality and efficiency of animal care. Our zero-touch vital signs remote monitoring platform provides veterinarians the ability to monitor stressed or aggressive animal patients without wires or wearables and to become the norm of tomorrow

About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for companion animals by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative diagnostics and medical devices that emphasize patient health and practice health. It is Zomedica’s mission to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company’s products, the Company’s ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

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Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to successfully integrate acquisitions; uncertainty as to our ability to supply products in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Dave Gentry

RedChip Companies

431 E. Horatio Ave. Suite #100

Maitland, FL 32751

407-571-0912

ZOM@redchip.com

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